Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom LLP]

February 23, 2004

ZiLOG, Inc.

532 Race Street

San Jose, California 95126

Re:	ZiLOG, Inc.

Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to ZiLOG, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (File No. 333-111471) and all amendments thereto (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”), with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 4,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In connection with such registration, the Company is selling 2,000,000 shares of Common Stock, plus up to an additional 600,000 shares subject to an over-allotment option (the “Primary Shares”), and certain stockholders of the Company (the “Selling Stockholders”) are selling 2,000,000 shares of Common Stock (the “Secondary Shares”), as set forth in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement as filed with the Commission on December 23, 2003 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on February 12, 2004 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on the date hereof under the Act; (iv) the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company, as issuer, the Selling Stockholders and SG Cowen Securities Corporation and C.E. Unterberg, Towbin LLC, as the representatives of the several underwriters to be named therein (the “Underwriters”), filed as an exhibit to the Registration Statement; (v) a specimen certificate representing the Common Stock; (vi) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect; (vii) the Amended and Restated Bylaws of the Company, as presently in effect; (viii) the form of Amended and Restated

Bylaws of the Company, filed as an exhibit to the Registration Statement, and (ix) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Primary Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth in paragraph 2 below, we have assumed that the Company has received the consideration contemplated by the resolutions of its Board of Directors authorizing the issuance of the Secondary Shares.

We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that:

1.    When (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Primary Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock in accordance with the terms of the Underwriting Agreement, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

2.    The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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